Exhibit 99.1

For more information, contact: Larry Hueth, President and Chief Executive Officer First Northwest Bancorp 360-457-0461

First Northwest Bancorp
Announces Executive Management Transition

PORT ANGELES, Wash.--(BUSINESS WIRE)--First Northwest Bancorp (Nasdaq: FNWB) (“Company”), today announced that its President and CEO, Larry Hueth, will be leaving the Company at the end of the year to allow him to pursue other interests. Regarding his decision to step down, Mr. Hueth said, “I have achieved what I set out to accomplish as CEO and President and have determined that it is a good time to prioritize other areas of my life.”

As a result of Mr. Hueth’s planned departure, the Company has developed a transition plan whereby Matt Deines, a seasoned local community banker, will be taking over for Mr. Hueth as CEO and President of the Company’s subsidiary, First Federal Savings & Loan Association of Port Angeles (“First Federal”), effective immediately, and then assume the position of CEO and President of the Company on January 2, 2020. Mr. Hueth will remain CEO and President of the Company until Mr. Deines takes over. “I have known Matt for several years and look forward to working closely with him to assure a smooth leadership transition,” said Larry Hueth. “I have enjoyed my time with the Company and look forward to its continued growth and success under new leadership.”

Chairman Steve Oliver said: “We are indebted to Larry for his dedicated service over the past eleven years, including leading us through our successful stock conversion. We are excited to have attracted such a qualified candidate as Matt, who filled multiple roles at Sound Community Bank and Liberty Bay Bank, including Executive Vice President and Chief Financial Officer at both institutions.”

New President/CEO Deines said: “I could not be more excited about joining the Management Team at First Federal and eventually, the Company. I believe this is one of the best opportunities in the country. First Federal’s rich legacy on the Olympic Peninsula and in the Pacific Northwest, coupled with its recent growth and future potential, perfectly positions the Bank for continued success.”

Deines, a native of Seattle, received his Accounting degree from Loyola Marymount University, Los Angeles, California, and his MBA from the University of Washington. His breadth of experience, local Northwest knowledge and high energy are an exciting combination as the Company moves into its next chapter.

About the Company
First Northwest Bancorp, a Washington corporation, is the bank holding company for First Federal Savings and Loan Association of Port Angeles. First Federal is a Washington state-chartered stock savings bank primarily serving communities in Western Washington State with thirteen banking locations – eight located within Clallam and Jefferson counties, two in Kitsap County, two in Whatcom County, and a home lending center in King County.

Forward-Looking Statements
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC") which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.